Exhibit 4.0.5






                               THIRD AMENDMENT TO

                     REVOLVING CREDIT AND SECURITY AGREEMENT

                                  BY AND AMONG

                         PNC BANK, NATIONAL ASSOCIATION
                             (AS LENDER AND AGENT),

                                  THE LENDERS,

                                       AND

                              L. B. FOSTER COMPANY,
                                CXT INCORPORATED,
                                 NATMAYA, INC.,
                                       AND
                                  FOSMART, INC.
                                   (BORROWERS)





                                January 28, 2005

           THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT


         THIS THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (the "Amendment") is made as of January 28, 2005, by and among L. B. FOSTER COMPANY, a corporation organized under the laws of the State of Pennsylvania ("Foster"), CXT INCORPORATED, a corporation organized under the laws of the State of Delaware ("CXT"), NATMAYA, INC., a corporation organized under the laws of the State of Delaware ("Natmaya"), and FOSMART, INC., a corporation organized under the laws of the State of Delaware ("Fosmart") (each a "Borrower" and collectively "Borrowers"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrowers, the Lenders and Agent are parties to that certain Revolving Credit and Security Agreement dated as of September 26, 2002, as amended by a First Amendment thereto dated as of September 8, 2003, and a Second Amendment thereto dated as of January 28, 2005 (as amended from time to time, the "Agreement").

         WHEREAS, the Borrowers have requested the Lenders to extend the term of the revolving credit facility under the Agreement.

         WHEREAS, the parties hereto desire to amend the terms of the Agreement as provided for herein.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Definitions.

                  Defined terms used herein shall have the meanings given to them in the Agreement.

2. Section 13.1 of the Agreement is hereby amended and restated as follows:

         "13.1    Term.

         This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until April 8, 2006 (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations."

3. Representations. The Borrowers each represent and warrant that it has the corporate power and has been duly authorized by all requisite corporate action to execute and deliver this Amendment and to perform its obligations hereunder. The Borrowers each represent and warrant that no Default or Event of Default exists under the Credit Agreement or shall result from the execution and delivery of this Amendment.

4. Force and Effect. Each Lender and each Borrower reconfirms and ratifies the Agreement and all Other Documents executed in connection therewith except to the extent any such documents are expressly modified by this Amendment, and each Borrower confirms that all such documents have remained in full force and effect since the date of their execution.

5. Governing Law. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

6. Counterparts; Effective Date. This Amendment may be signed by telecopy or original in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall become effective as of the date first above written upon its execution and delivery by the Borrowers and the Lenders.

                            [SIGNATURE PAGES FOLLOW]

                  [SIGNATURE PAGE 1 OF 2 TO THIRD AMENDMENT TO
                    REVOLVING CREDIT AND SECURITY AGREEMENT]

         Intending to be legally bound, each of the parties has signed this Third Amendment to Revolving Credit and Security Agreement as of the day and year first above written.

ATTEST:                         L. B. FOSTER COMPANY



                                By: /s/ David J. Russo                  [Seal]
--------------------------         -------------------------------------------
                                Name: David J. Russo
                                     -----------------------------------------
                                Title: Senior Vice President and CFO
                                       ---------------------------------------


ATTEST:                         CXT INCORPORATED



                                By: /s/ David J. Russo                  [Seal]
--------------------------         -------------------------------------------
                                Name: David J. Russo
                                     -----------------------------------------
                                Title: Senior Vice President and CFO
                                      ----------------------------------------


ATTEST:                         NATMAYA, INC.



                                By: /s/ Judith J. Scarborough           [Seal]
--------------------------           -----------------------------------------
                                Name: Judith J. Scarborough
                                     -----------------------------------------
                                Title: President
                                      ----------------------------------------


ATTEST:                         FOSMART, INC.



                                By: /s/ Judith J. Scarborough           [Seal]
--------------------------        --------------------------------------------
                                Name: Judith J. Scarborough
                                      ----------------------------------------
                                Title: President
                                       ---------------------------------------

                  [SIGNATURE PAGE 2 OF 2 TO THIRD AMENDMENT TO
                    REVOLVING CREDIT AND SECURITY AGREEMENT]

                                     PNC BANK, NATIONAL ASSOCIATION, a
                                     national banking association, as Lender
                                     and as Agent



                                     By:/s/ James M. Steffy
                                         -----------------------------------
                                     Name: James M. Steffy
                                         -----------------------------------
                                     Title: Vice President
                                          ----------------------------------


                                     LASALLE BANK NATIONAL ASSOCIATION


                                     By:/s/ Robert W. Hart
                                        ------------------------------------
                                     Name:Robert W. Hart
                                          ----------------------------------
                                     Title:Senior Vice President
                                           ---------------------------------


                                     FIRST COMMONWEALTH BANK


                                     By:/s/ Paul J. Oris
                                        ------------------------------------
                                     Name:Paul J. Oris
                                          ----------------------------------
                                     Title: S.V.P.
                                           ---------------------------------